FIRST POTOMAC
REALTY TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

FPO
LISTED
NYSE.

THIRD QUARTER 2016

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region. Our focus is owning and operating properties that can benefit from our market knowledge and intensive operational skills with a focus on increasing their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus
Director, Investor Relations
(240) 223-2735
jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financial information, including statements in our earnings release regarding our 2016 Core FFO guidance and related assumptions, execution of our strategic plan, potential dispositions and the timing and pricing of such dispositions, future acquisitions and growth opportunities, and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Earnings Release

Company Contact:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
THIRD QUARTER 2016 RESULTS

Strong Results Reflect Continued Successful Execution of
Strategic Plan to Create Shareholder Value

Completed Construction and Commenced Revenue Recognition on Fully-Leased Northern Virginia Build-to-Suit, Development Project

Marketing Additional Non-Core Assets for Sale

BETHESDA, MD. (October 27, 2016) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and nine months ended September 30, 2016.

Third Quarter 2016 Highlights

•	Reported net income attributable to common shareholders of $1.6 million, or $0.03 per diluted share.

•	Reported Core Funds From Operations of $17.0 million, or $0.28 per diluted share.

•	Increased same property net operating income ("Same Property NOI") by 4.1% on an accrual basis compared with the same period in 2015.

•	Increased occupied percentage to 92.8% from 89.9% at September 30, 2015.

•	Increased leased percentage to 94.1% from 91.0% at September 30, 2015.

•	Redeemed the remaining 0.6 million 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the "7.750% Series A Preferred Shares").

•	Completed the sale of Storey Park, a development site located in Washington, D.C, for a contractual sales price of $54.5 million, which generated net proceeds of $52.7 million.

•
Retained sales brokers to market Plaza 500 and One Fair Oaks, located in Northern Virginia, as well as Aviation Business Park and Rivers Park I and II, located in Maryland and owned through unconsolidated joint ventures, as part of plan to dispose of at least $350 million of assets.

Bob Milkovich, Chief Executive Officer of First Potomac Realty Trust stated, “We are pleased to announce our fourth consecutive quarter of strong operational and financial results, as we continue to execute on our strategic plan to de-risk our portfolio, de-lever our balance sheet, and create value for our shareholders. In the third quarter, we delivered strong same property growth, increased our leased and occupied percentages year-over-year, and continued to make progress on dispositions. We have made significant strides towards achieving our stated goals and believe that we are well positioned to continue delivering value for First Potomac shareholders."

Earnings Release - Continued

Third Quarter Results

For the three months ended September 30, 2016 and 2015, net income attributable to common shareholders was $1.6 million, or $0.03 per diluted share, and $0.9 million, or $0.01 per diluted share, respectively. For the nine months ended September 30, 2016 and 2015, net loss attributable to common shareholders was $8.0 million, or $0.14 per diluted share, and $4.1 million, or $0.07 per diluted share, respectively. The increase in net income for the three months ended September 30, 2016 compared with the same period in 2015 was primarily due to an increase in Same Property NOI, which was the result of an increase in occupancy in our comparable portfolio. The increase in net loss for the nine months ended September 30, 2016 compared with the same period in 2015 was primarily due to the write off of $5.5 million of original issuance costs during the nine months ended September 30, 2016 associated with the redemption of 6.4 million shares of our 7.750% Series A Preferred Shares. The original issuance costs are deducted from net income attributable to First Potomac Realty Trust to calculate net income (loss) attributable to common shareholders on our consolidated statements of operations.

Core Funds From Operations ("Core FFO") increased for the three months ended September 30, 2016 to $17.0 million, or $0.28 per diluted share, from $15.3 million, or $0.25 per diluted share, for the same period in 2015. Core FFO increased for the nine months ended September 30, 2016 to $47.9 million, or $0.79 per diluted share, from $44.9 million, $0.74 per diluted share, for the same period in 2015. These increases were primarily due to increases in Same Property NOI, which was a result of higher occupancy in our portfolio, as well as decreases in general and administrative expenses and lower accrued preferred dividends due to the redemption of our 7.750% Series A Preferred Shares. The increases in Core FFO for the three and nine months ended September 30, 2016 compared with the same periods in 2015 were partially offset by decreases in net operating income as a result of property dispositions, and a reduction in interest income due to the repayment of the $29.7 million mezzanine loan on America's Square in the first quarter of 2015 and the repayment of the $34.0 million mezzanine loan on 950 F St., NW in the second quarter of 2016.

Funds From Operations (“FFO”) available to common shareholders and unitholders increased to $16.5 million, or $0.27 per diluted share, for the three months ended September 30, 2016, from $15.3 million, or $0.25 per diluted share, for the same period in 2015. FFO available to common shareholders and unitholders decreased to $42.3 million, or $0.70 per diluted share, for the nine months ended September 30, 2016 from $45.6 million, or $0.75 per diluted share, for the same period in 2015. FFO for the three and nine months ended September 30, 2016 included the write-off of $0.5 million and $5.5 million, respectively, of original issuance costs associated with the redemption of 0.6 million shares and 6.4 million shares, respectively, of our 7.750% Series A Preferred Shares. In addition, FFO for the nine months ended September 30, 2015 included a $2.4 million yield maintenance payment that we received with the prepayment of the $29.7 million mezzanine loan on America's Square in the first quarter of 2015.

Earnings Release - Continued

A reconciliation between net income (loss) attributable to common shareholders and FFO, FFO available to common shareholders and unitholders and Core FFO for the three and nine months ended September 30, 2016 and 2015 is presented below (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss) attributable to common shareholders	$1,607	$859	$(7,989)	$(4,146)
Depreciation and amortization:
Rental property	13,928	16,758	44,075	49,909
Discontinued operations	—	—	—	1,222
Unconsolidated joint ventures	895	1,006	2,671	3,049
Impairment of rental property(1)	—	—	2,772	—
(Gain) loss on sale of rental property	—	(3,384)	1,155	(4,241)
Net income (loss) attributable to noncontrolling interests in the Operating Partnership	71	38	(356)	(186)
Dividends on preferred shares	11	3,100	3,053	9,300
Issuance costs of redeemed preferred shares	517	—	5,515	—
Funds from operations ("FFO")	17,029	18,377	50,896	54,907
Dividends on preferred shares	(11)	(3,100)	(3,053)	(9,300)
Issuance costs of redeemed preferred shares	(517)	—	(5,515)	—
FFO available to common shareholders and unitholders	16,501	15,277	42,328	45,607
Issuance costs of redeemed preferred shares(2)	517	—	5,515	—
Yield maintenance payment(3)	—	—	—	(2,426)
Personnel separation costs	—	—	—	405
Loss on debt extinguishment	—	—	48	489
Deferred abatement and straight-line amortization(4)	—	—	—	854
Core FFO	$17,018	$15,277	$47,891	$44,929

Net income (loss) attributable to common shareholders per share - basic and diluted	$0.03	$0.01	$(0.14)	$(0.07)
Weighted average common shares outstanding:
Basic	57,597	57,961	57,572	58,155
Diluted	57,825	58,045	57,572	58,155

FFO available to common shareholders and unitholders per share – basic and diluted	$0.27	$0.25	$0.70	$0.75
Core FFO per share – diluted	$0.28	$0.25	$0.79	$0.74
Weighted average common shares and units outstanding:
Basic	60,175	60,580	60,160	60,779
Diluted	60,402	60,664	60,373	60,857

(1)	In the second quarter of 2016, we recorded a $2.8 million impairment charge related to the sale of Storey Park, which was subsequently sold in July 2016.

(2)
Represents original issuance costs associated with the 7.750% Series A Preferred Shares that were redeemed during the periods presented. These costs, which are included in FFO, but excluded from Core FFO, are deducted from net income (loss) attributable to First Potomac Realty Trust to calculate at net income (loss) attributable to common shareholders.

(3)
On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million, which was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million associated with the prepayment of the loan.

(4)	As a result of the sale of the Richmond Portfolio in March 2015, we accelerated the amortization of straight-line rents and deferred rent abatements related to those properties.

Earnings Release - Continued

The definitions of FFO, FFO available to common shareholders and unitholders and Core FFO, as well as the statements of purpose are included below under “Non-GAAP Financial Measures.”

Operating Performance

At September 30, 2016, our consolidated portfolio consisted of 74 buildings totaling 6.7 million square feet. Our consolidated portfolio was 94.1% leased and 92.8% occupied at September 30, 2016 compared with 94.4% leased and 93.1% occupied at June 30, 2016 and 91.0% leased and 89.9% occupied at September 30, 2015. Year-over-year, we achieved a 310 basis-point increase in our leased percentage and a 290 basis-point increase in our occupied percentage across our consolidated portfolio. The increase in occupancy during the third quarter of 2016 compared with the same period in 2015 is primarily a result of tenant move-ins at 440 First Street, NW, Greenbrier Business Park and Cloverleaf.

During the third quarter of 2016, we executed 280,000 square feet of leases, which consisted of 74,000 square feet of new leases and 206,000 square feet of renewal leases. The 206,000 square feet of renewal leases in the quarter, which included a 107,000 square foot renewal at Plaza 500 in Northern Virginia, reflected a tenant retention rate of 81%. We experienced positive net absorption of 152,000 square feet in the third quarter of 2016, which includes the 167,000 square foot lease at the Northern Virginia build-to-suit.

For the nine months ended September 30, 2016, we executed 739,000 square feet of leases, including 245,000 square feet of new leases and 494,000 square feet of renewal leases, achieved a tenant retention rate of 81% and had positive net absorption of 166,000 square feet. Our executed new and renewal leases for the nine months ended September 30, 2016 do not include a one-year lease extension with the Bureau of Prisons at 500 First Street, NW, which expires in July 2017, or the 125,000 square feet of combined new and renewal leases at our unconsolidated joint venture properties.

Same Property NOI increased 4.1% on an accrual basis for the three months ended September 30, 2016 compared with the same period in 2015. Specifically, Same Property NOI increased 9.3% in Southern Virginia, 7.9% in Maryland and 1.1% in Washington, D.C. for the three months ended September 30, 2016 compared with the same period in 2015. The increases in Same Property NOI in these regions were primarily due to increases in occupancy, particularly at the following properties: 440 First Street, NW, which is located in Washington D.C., Cloverleaf, which is located in Maryland, and Greenbrier Business Park, which is located in Southern Virginia. Same Property NOI decreased 1.2% in Northern Virginia for the three months ended September 30, 2016 compared with the same period in 2015 primarily due to a decrease in occupancy.

Same Property NOI increased 5.1% on an accrual basis for the nine months ended September 30, 2016 compared with the same period in 2015. More specifically, Same Property NOI increased 9.1% in Maryland, 8.2% in Southern Virginia and 4.0% in Washington, D.C., primarily due to increases in occupancy across the portfolio in these regions. Same Property NOI decreased 0.9% in Northern Virginia for the nine months ended September 30, 2016 compared with the same period in 2015 primarily due to an increase in bad debt reserves at several non-core properties in the second quarter of 2016.

Earnings Release - Continued

A reconciliation of net income (loss) from our consolidated statements of operations to Same Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “reposition” and “non-core” as they relate to our portfolio, can be found in our Third Quarter 2016 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Dispositions

On July 25, 2016, we sold Storey Park, a development site located in the NoMa submarket of Washington, D.C., for net proceeds of $52.7 million. We used the proceeds from the sale to prepay, without penalty, debt encumbering the Storey Park land, to make a distribution to our 3% joint venture partner for its allocable share of the joint venture’s net assets and to pay down a portion of the outstanding balance of our unsecured revolving credit facility.

Aggregate gross proceeds from dispositions identified as part of our Strategic Plan now total $205.9 million toward our stated goal of $350 million. This amount reflects the sales of Storey Park, the combined sale of Enterprise Center, Gateway Centre Manassas, Linden Business Center, Herndon Corporate Center, Prosperity Business Center, Reston Business Campus, Windsor at Battlefield and Van Buren Office Park (collectively, the “NOVA Non-Core Portfolio”), which was sold in the first quarter of 2016, as well as Cedar Hill I and III and Newington Business Park Center, which were both sold in the fourth quarter of 2015.

Consistent with our previously announced plan to sell at least $350 million of assets, we have engaged sales brokers to sell Plaza 500 and One Fair Oaks, which are located in Northern Virginia, as well as Aviation Business Park and Rivers Park I and II, which are located in Maryland and are owned through unconsolidated joint ventures. We anticipate completing the sales in late 2016 or early 2017. However, we can provide no assurances regarding the timing or pricing of such sales, or that such sales will ultimately occur.

Northern Virginia Build-to-Suit

During the third quarter of 2016, we substantially completed construction of the tenant improvements at the build-to-suit office building in Northern Virginia (the "NOVA build-to-suit"). We commenced revenue recognition of the fully leased building in August 2016, at which time the building was placed into service.

7.750% Series A Preferred Shares Redemption

As previously disclosed, on January 19, 2016 and April 27, 2016, we used proceeds from dispositions to redeem 2.2 million shares and 3.6 million shares, respectively, of our 7.750% Series A Preferred Shares at a redemption price of $25.00 per share, plus accrued dividends up to the date of redemption.

On July 6, 2016, we used a portion of the proceeds from the repayment of the 950 F Street, NW mezzanine loan in June 2016 to redeem the remaining 0.6 million outstanding shares of our 7.750% Series A Preferred Shares at a redemption price of $25.00 per share, plus

Earnings Release - Continued

accrued dividends up to the date of redemption. Subsequent to the redemption, the 7.750% Series A Preferred Shares (NYSE: FPO-PA) were delisted from trading on the New York Stock Exchange.

Financing Activity

On July 25, 2016, we used a portion of the proceeds from the sale of Storey Park to prepay, without penalty, the $22.0 million loan encumbering the Storey Park land. The loan had a variable interest rate of LIBOR + 2.50% and was scheduled to mature in October 2016.

On October 6, 2016, we prepaid, without penalty, the $12.2 million loan encumbering Hillside I and II. The loan had a fixed interest rate of 5.75% and was scheduled to mature in December 2016. The prepayment was funded with a draw on the unsecured revolving credit facility.

Balance Sheet

We had $745.5 million of gross debt outstanding at September 30, 2016, of which $245.7 million was fixed-rate debt, $240.0 million was hedged variable-rate debt and $259.8 million was unhedged variable-rate debt. The weighted average interest rate of our debt was 3.5% at September 30, 2016.

Dividends

On October 24, 2016, we declared a dividend of $0.10 per common share, equating to an annualized dividend of $0.40 per common share. The dividend will be paid on November 15, 2016 to common shareholders of record as of November 8, 2016.

2016 Core FFO Guidance

We are raising our full-year 2016 Core FFO guidance from our previous range of $1.00 to$1.05 to a current range of $1.03 to $1.06 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio Net Operating Income	$100,000	-	$103,000
Interest and Other Income(1)		$2,300
FFO from Unconsolidated Joint Ventures	$5,750	-	$6,250
Interest Expense	$26,500	-	$27,500
General and Administrative Expense	$17,000	-	$18,000
Preferred Dividends(2)		$3,050
Weighted Average Shares and OP Units	60,200	-	60,500
Year-End Occupancy	92.0%	-	93.0%
Same Property NOI Growth - Accrual Basis	+2.0%	-	+3.5%

(1)	The $34.0 million 950 F Street, NW mezzanine loan was prepaid in the second quarter of 2016.

(2)	As of July 6, 2016 there were no remaining preferred shares outstanding.

Our guidance is also based on a number of other assumptions, many of which are outside

Earnings Release - Continued

our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2016	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.21)	$(0.20)
Real estate depreciation(1)	1.06	1.08
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	0.18	0.18
Core FFO per diluted share	$1.03	$1.06

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of personnel separation costs, the gains or losses associated with disposed properties, property impairment, loss on debt extinguishment, original issuance costs on redeemed preferred shares and other non-recurring items.

Investor Conference Call and Webcast

We will host a conference call on October 28, 2016 at 9:00 AM ET to discuss third quarter 2016 results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 PM ET on October 28, 2016, until midnight ET on November 4, 2016. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering pin number 13646097.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on October 28, 2016 beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) are publicly traded on the New York Stock Exchange. As of September 30, 2016, our consolidated portfolio totaled 6.7 million square feet. Based on annualized cash basis rent, our portfolio consists of 65% office properties and 35% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and over half of the portfolio's multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders and unitholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented. We compute FFO in accordance

Earnings Release - Continued

with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

We consider FFO and FFO available to common shareholders and unitholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share.

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission’s (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable, issuance costs of redeemed preferred shares and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to net (loss) income attributed to common shareholders in this release.

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income (loss) calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net income is presented below. The Same Property NOI results exclude the collection of termination fees,

Earnings Release - Continued

as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2016 Core FFO guidance and related assumptions, the execution of our strategic plan, potential dispositions and the timing and pricing of such dispositions, future acquisition and growth opportunities, and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the SEC; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental	$32,416	$34,828	$97,813	$104,051
Tenant reimbursements and other	7,756	8,026	23,548	25,690
Total revenues	40,172	42,854	121,361	129,741
Operating expenses:
Property operating	9,500	10,901	29,580	34,676
Real estate taxes and insurance	4,755	4,815	14,891	14,668
General and administrative	4,112	4,605	12,995	15,110
Depreciation and amortization	13,928	16,758	44,075	49,909
Impairment of rental property	—	—	2,772	—
Total operating expenses	32,295	37,079	104,313	114,363
Operating income	7,877	5,775	17,048	15,378
Other expenses (income):
Interest expense	6,414	6,589	19,798	20,222
Interest and other income	(115)	(995)	(2,219)	(5,797)
Equity in earnings of affiliates	(664)	(432)	(1,883)	(1,235)
(Gain) Loss on sale of rental property	—	(3,384)	1,155	(3,384)
Loss on debt extinguishment	—	—	48	—
Total other expenses (income)	5,635	1,778	16,899	9,806
Income from continuing operations	2,242	3,997	149	5,572
Discontinued operations:
Loss from operations	—	—	—	(975)
Loss on debt extinguishment	—	—	—	(489)
Gain on sale of rental property	—	—	—	857
Loss from discontinued operations	—	—	—	(607)
Net income	2,242	3,997	149	4,965
Less: Net (income) loss attributable to noncontrolling interests	(107)	(38)	430	189
Net income attributable to First Potomac Realty Trust	2,135	3,959	579	5,154
Less: Dividends on preferred shares	(11)	(3,100)	(3,053)	(9,300)
Less: Issuance costs of redeemed preferred shares	(517)	—	(5,515)	—
Net income (loss) attributable to common shareholders	$1,607	$859	$(7,989)	$(4,146)

Basic and diluted earnings per common share:
Income (loss) from continuing operations available to common shareholders	$0.03	$0.01	$(0.14)	$(0.06)
Loss from discontinued operations available to common shareholders	—	—	—	(0.01)
Net income (loss) available to common shareholders	$0.03	$0.01	$(0.14)	$(0.07)
Weighted average common shares outstanding:
Basic	57,597	57,961	57,572	58,155
Diluted	57,825	58,045	57,572	58,155

Earnings Release - Continued

Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets:
Rental property, net	$1,079,970	$1,130,266
Assets held-for-sale	—	90,674
Cash and cash equivalents	14,767	13,527
Escrows and reserves	931	2,514
Accounts and other receivables, net of allowance for doubtful accounts of $1,201 and $876, respectively	6,750	9,868
Accrued straight-line rents, net of allowance for doubtful accounts of $449 and $105, respectively	40,975	36,888
Notes receivable	—	34,000
Investment in affiliates	49,109	48,223
Deferred costs, net	44,702	36,537
Prepaid expenses and other assets	6,755	6,950
Intangibles assets, net	26,711	32,959
Total assets	$1,270,670	$1,442,406
Liabilities:
Mortgage loans, net	$309,116	$307,769
Unsecured term loan, net	299,374	299,404
Unsecured revolving credit facility, net	130,353	116,865
Liabilities held-for-sale	—	1,513
Accounts payable and other liabilities	44,373	47,972
Accrued interest	1,512	1,603
Rents received in advance	7,907	6,003
Tenant security deposits	5,183	4,982
Deferred market rent, net	1,874	2,154
Total liabilities	799,692	788,265
Noncontrolling interests in the Operating Partnership	26,155	28,813
Equity:
Preferred Shares, $0.001 par value per share, 50,000 shares authorized:
7.750% Series A Preferred Shares, $25 per share liquidation preference, 0 and 6,400 shares issued and outstanding, respectively	—	160,000
Common shares, $0.001par value per share, 150,000 shares authorized; 58,315 and 57,718 shares issued and outstanding, respectively	58	58
Additional paid-in capital	915,413	907,220
Noncontrolling interests in consolidated partnerships	—	800
Accumulated other comprehensive loss	(1,928)	(2,360)
Dividends in excess of accumulated earnings	(468,720)	(440,390)
Total equity	444,823	625,328
Total liabilities, noncontrolling interests and equity	$1,270,670	$1,442,406

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Reconciliation of net income to same property net operating income(1):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Number of buildings	73	73	73	73

Net income	$2,242	$3,997	$149	$4,965
Loss from discontinued operations	—	—	—	607
Total other expenses (income)	5,635	1,778	16,899	9,806
Impairment of rental property	—	—	2,772	—
Depreciation and amortization	13,928	16,758	44,075	49,909
General and administrative expenses	4,112	4,605	12,995	15,110
Non-comparable net operating income(2)	(984)	(3,192)	(2,558)	(9,701)
Same property net operating income	$24,933	$23,946	$74,332	$70,696

Same property revenues
Rental	$31,922	$30,750	$94,626	$90,863
Tenant reimbursements and other(3)	7,128	6,815	21,837	21,542
Total same property revenues	39,050	37,565	116,463	112,405
Same property operating expenses
Property(4)	9,437	9,195	28,044	28,612
Real estate taxes and insurance	4,680	4,424	14,087	13,097
Total same property operating expenses	14,117	13,619	42,131	41,709
Same property net operating income	$24,933	$23,946	$74,332	$70,696

Same property net operating income growth	4.1%		5.1%

	Weighted Average Occupancy for the Three Months Ended September 30,		Weighted Average Occupancy for the Nine Months Ended September 30,
	2016	2015	2016	2015
Same Properties	92.8%	91.5%	92.4%	90.1%

Change in Same Property NOI (accrual basis)
By Region	Three Months Ended September 30, 2016	Percentage of Base Rent	Nine Months Ended September 30, 2016	Percentage of Base Rent
Washington, D.C.	1.1%	29%	4.0%	29%
Maryland	7.9%	29%	9.1%	29%
Northern Virginia	(1.2)%	23%	(0.9)%	23%
Southern Virginia	9.3%	19%	8.2%	19%

By Type
Business Park / Industrial	3.8%	32%	3.2%	32%
Office	4.3%	68%	6.4%	68%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three and nine months ended September 30, 2016 and 2015 exclude the operating results of all disposed properties and the results of the following non-same property that was owned as of September 30, 2016: the NOVA build-to-suit.

(2)
Includes property results for the NOVA build-to-suit, and all properties that were disposed of prior to September 30, 2016 and whose operations remained classified within continuing operations for the periods presented. Also includes an administrative overhead allocation, which was replaced by a normalized management fee for comparative purposes, and termination fee income.

(3)	Excludes termination fee income for comparative purposes.

(4)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q3-2016		Q2-2016	Q1-2016	Q4-2015	Q3-2015
Net income (loss) attributable to common shareholders	$1,607		$(5,491)	$(4,106)	$(41,220)	$859
Net income (loss) attributable to common shareholders per diluted common share	$0.03		$(0.10)	$(0.07)	$(0.72)	$0.01
FFO available to common shareholders and unitholders(1)	$16,501		$13,023	$12,803	$9,225	$15,277
Core FFO(1)	$17,018		$16,118	$14,755	$17,106	$15,277
FFO available to common shareholders and unitholders per diluted share	$0.27		$0.22	$0.21	$0.15	$0.25
Core FFO per diluted share	$0.28		$0.27	$0.24	$0.28	$0.25

Operating Metrics
Change in Same Property NOI - Accrual Basis	4.1%		3.6%	7.9%	6.1%	3.1%

Assets
Total Assets(2)	$1,270,670		$1,320,046	$1,359,943	$1,442,406	$1,519,607

Debt Balances(2)
Unhedged Variable-Rate Debt(3)	$259,799		$235,799	$171,635	$183,392	$218,393
Hedged Variable-Rate Debt(4)	240,000		300,000	300,000	300,000	300,000
Fixed-Rate Debt(5)	245,719		246,693	247,656	248,824	249,824
Total	745,518		782,492	719,291	732,216	768,217

Preferred Shares
7.750% Series A preferred shares, $25 per share liquidation preference(6)	—		15,000	105,000	160,000	160,000

Total Debt and Preferred Shares	$745,518		$797,492	$824,291	$892,216	$928,217

Leasing Metrics
Net Absorption (Square Feet)(7)	152,036	(8)	20,807	(7,128)	77,661	32,133
Tenant Retention Rate	81%		90%	71%	79%	54%
Leased %	94.1%		94.4%	94.1%	92.1%	91.0%
Occupancy %	92.8%		93.1%	92.3%	90.3%	89.9%
Total Portfolio Size (Square Feet)	6,712,947		6,543,762	6,543,784	7,489,092	7,842,393
Total New Leases (Square Feet)	74,000		126,000	45,000	104,000	71,000
Total Renewal Leases (Square Feet)	206,000		167,000	121,000	186,000	61,000

(1)	See Quarterly Financial Measures for a reconciliation of our net income (loss) attributable to common shareholders to FFO, FFO available to common shareholders and unitholders and Core FFO.

(2)
In the first quarter of 2016, we adopted Accounting Standards Update No. 2015-03, Simplifying the Presentation of Debt Issuance Costs ("ASU 2015-03"), which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the respective debt liability and is applied on a retrospective basis. The debt balances for all periods presented exclude unamortized deferred financing costs and the total assets for all periods presented have been adjusted to exclude these deferred costs.

(3)
For the three months ended June 30, 2016, we included variable-rate debt that encumbered the Storey Park land, which was classified as held-for-sale on our consolidated balance sheet at June 30, 2016 and was subsequently sold on July 25, 2016.

(4)
As of September 30, 2016, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements. Two swaps that together fixed LIBOR at weighted average interest rate of 1.8% on $60.0 million of our variable rate debt matured on July 18, 2016.

(5)
For the three months ended December 31, 2015, we included fixed-rate debt that encumbered Gateway Centre Manassas, which, along with the remaining NOVA Non-Core Portfolio, was classified as held-for-sale at December 31, 2015 and was sold on March 25, 2016.

(6)	All remaining 7.750% Series A Preferred Shares were redeemed in July 2016.

(7)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

(8)	Includes 167,440 square feet from the NOVA build-to-suit being placed into service.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
OPERATING REVENUES
Rental	$32,416	$31,554	$33,844	$34,955	$34,828
Tenant reimbursements and other	7,756	6,939	8,853	8,149	8,026
	40,172	38,493	42,697	43,104	42,854
PROPERTY EXPENSES
Property operating	9,500	8,543	11,537	9,417	10,901
Real estate taxes and insurance	4,755	4,920	5,216	5,077	4,815
NET OPERATING INCOME	25,917	25,030	25,944	28,610	27,138
OTHER (EXPENSES) INCOME
General and administrative	(4,112)	(4,305)	(4,578)	(10,340)	(4,605)
Interest and other income	115	1,101	1,003	998	995
Equity in earnings of affiliates	664	663	555	590	432
ADJUSTED EBITDA	22,584	22,489	22,924	19,858	23,960
Loss on debt extinguishment / modification	—	—	(48)	(1,824)	—
Impairment of rental property(1)	—	(2,772)	—	(60,826)	—
(Loss) gain on sale of rental property(2)	—	—	(1,155)	26,093	3,384
EBITDA	22,584	19,717	21,721	(16,699)	27,344
Depreciation and amortization	(13,928)	(15,141)	(15,006)	(16,715)	(16,758)
Interest expense	(6,414)	(6,568)	(6,816)	(6,576)	(6,589)
NET INCOME (LOSS)	2,242	(1,992)	(101)	(39,990)	3,997
Net (income) loss attributable to noncontrolling interests	(107)	390	147	1,870	(38)
NET INCOME (LOSS) ATTRIBUTABLE TO
FIRST POTOMAC REALTY TRUST	2,135	(1,602)	46	(38,120)	3,959
Dividends on preferred shares	(11)	(794)	(2,248)	(3,100)	(3,100)
Issuance costs of redeemed preferred shares(3)	(517)	(3,095)	(1,904)	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
SHAREHOLDERS	$1,607	$(5,491)	$(4,106)	$(41,220)	$859

(1)
For the three months ended June 30, 2016, we recorded an impairment charge of $2.8 million based on the anticipated sales price of Storey Park, which was classified as held-for-sale at June 30, 2016 and was sold on July 25, 2016. In the fourth quarter of 2015, we recorded an impairment charge of $26.9 million based on the anticipated sales price of the NOVA Non-core Portfolio, which we sold on March 25, 2016. In the fourth quarter of 2015, due to the anticipated move out of the sole tenant at our One Fair Oaks property on December 31, 2015, we recorded an impairment charge of $33.9 million on One Fair Oaks based on the estimated fair value of that property.

(2)
Represents the gain on sale of properties that were sold and did not meet the criteria to be classified as discontinued operations. For the three months ended March 31, 2016, we recorded a loss on sale of rental property related to the sale of the NOVA Non-Core Portfolio. For the three months ended December 31, 2015, the gain on sale of rental property related to the sale of Newington Business Park Center and Cedar Hill I and III. For the three months ended September 30, 2015, the gain on sale of rental property related to the sale of Rumsey Center.

(3)
Represents the original issuance costs associated with the preferred shares that were redeemed during the respective periods. These costs are deducted from net income to arrive at net income (loss) attributable to common shareholders.

Quarterly Supplemental Financial Results (unaudited, dollars in thousands)

Quarterly Supplemental Financial Results Items:
The following items were included in the determination of net income:
	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Supplemental Operating Items(1)
Termination fees	$55	$42	$—	$89	$2
Capitalized interest	208	273	200	534	471
Snow and ice removal costs (excluding reimbursements)(2)	—	—	(1,588)	(5)	(2)
Reserves for bad debt expense	(419)	(266)	(105)	(55)	(131)

Dispositions in Continuing Operations(3)
Revenues	$—	$—	$3,366	$5,054	$5,118
Operating expenses	(60)	(221)	(1,630)	(1,544)	(1,730)
Depreciation and amortization expense	—	—	(114)	(1,517)	(1,728)
Interest expense, net of interest income	(44)	(208)	(184)	(5)	(49)
Loss on debt extinguishment(4)	—	—	(48)	—	—
Impairment of rental property(5)	—	(2,772)	—	(26,929)	—
(Loss) gain on sale of rental property(6)	—	—	(1,155)	26,093	3,384
	$(104)	$(3,201)	$235	$1,152	$4,995

(1)	Includes the operations of properties that were sold or classified as held-for-sale and did not have their operating results classified as discontinued operations.

(2)	We recovered approximately 58% to 65% of these costs for the periods presented.

(3)
Represents the operating results of properties that were sold or classified as held-for-sale and did not meet the criteria to be classified as discontinued operations. All periods presented include the operating results of Storey Park, which was was classified as held-for-sale at June 30, 2016 and was sold in July 2016, the NOVA Non-Core Portfolio, which was sold in March 2016, Newington Business Park Center and Cedar Hill I and III, which were sold in December 2015, and Rumsey Center, which was sold in July 2015.

(4)
Reflects charges associated with the defeasance of the outstanding balance of the mortgage loan encumbering Gateway Centre Manassas, which was included in the NOVA Non-Core Portfolio and sold on March 25, 2016.

(5)
For the three months ended June 30, 2016, we recorded an impairment charge of $2.8 million based on the anticipated sales price of Storey Park, which was classified as held-for-sale at June 30, 2016 and was sold on July 25, 2016. In the fourth quarter of 2015, we recorded an impairment charge of $26.9 million based on the anticipated sales price of the NOVA Non-Core Portfolio and, in connection with the sale of the portfolio in the first quarter of 2016, we recorded a loss of $1.2 million.

(6)
For the three months ended March 31, 2016, we recorded a loss on the sale of the NOVA Non-Core Portfolio. For the three months ended December 31, 2015, the gain on sale of rental property is related to Newington Business Park Center and Cedar Hill I and III, which were both sold in December 2015. For the three months ended September 30, 2015, the gain on sale of rental property is related to Rumsey Center.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS ("FFO") AND CORE FFO	September 30, 2016	June 30, 2016	March 30, 2016	December 31, 2015	September 30, 2015

Net income (loss) attributable to common shareholders	$1,607	$(5,491)	$(4,106)	$(41,220)	$859
Depreciation and amortization:
Rental property	13,928	15,141	15,006	16,715	16,758
Unconsolidated joint ventures	895	895	881	867	1,006
Impairment of rental property	—	2,772	—	60,826	—
Loss (gain) on sale of rental property	—	—	1,155	(26,093)	(3,384)
Net income (loss) attributable to noncontrolling interests
in the Operating Partnership	71	(294)	(133)	(1,870)	38
FFO available to common shareholders and unitholders	16,501	13,023	12,803	9,225	15,277
Dividends on preferred shares	11	794	2,248	3,100	3,100
Issuance costs of redeemed shares(1)	517	3,095	1,904	—	—
FFO	$17,029	$16,912	$16,955	$12,325	$18,377

FFO available to common shareholders and unitholders	$16,501	$13,023	$12,803	$9,225	$15,277
Issuance costs of redeemed shares(1)	517	3,095	1,904	—	—
Personnel separation costs(2)	—	—	—	6,057	—
Loss on debt extinguishment(3)	—	—	48	1,824	—
Core FFO	$17,018	$16,118	$14,755	$17,106	$15,277

ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	$17,018	$16,118	$14,755	$17,106	$15,277
Share-based compensation expense	631	506	488	468	807
Straight-line rent, net(4)	532	491	134	(121)	(40)
Deferred market rent, net	81	76	79	6	54
Non-real estate depreciation and amortization(5)	283	348	376	359	364
Debt fair value amortization	(128)	(125)	(122)	(133)	(125)
Amortization of finance costs	424	505	482	467	409
Tenant improvements(6)	(1,155)	(2,943)	(3,338)	(3,564)	(4,303)
Leasing commissions(6)	(781)	(752)	(621)	(1,132)	(871)
Capital expenditures(6)	(818)	(1,274)	(700)	(2,099)	(2,140)
AFFO	$16,087	$12,950	$11,533	$11,357	$9,432

Weighted average shares - diluted	57,825	57,577	57,628	57,590	57,961
Weighted average shares and OP units - diluted	60,402	60,230	60,234	60,209	60,664

Diluted Per Share Metrics:
Net income (loss) attributable to common shareholders	$0.03	$(0.10)	$(0.07)	$(0.72)	$0.01
FFO	$0.27	$0.22	$0.21	$0.15	$0.25
Core FFO	$0.28	$0.27	$0.24	$0.28	$0.25

(1)
Represents the original issuance costs associated with the preferred shares that were redeemed during the respective periods. These costs are deducted from net income to arrive at net income (loss) attributable to common shareholders.

(2)	During the three months ended December 31, 2015, we recorded personnel separation costs of $6.1 million in connection with our former CEO and former CIO's separation from the Company in November 2015.

(3)
During the three months ended March 31, 2016, we recorded $48 thousand in charges related to the defeasance of the Gateway Centre Manassas debt. During the three months ended December 31, 2015, we amended, restated and consolidated our existing unsecured revolving credit facility and unsecured term loan and recorded $1.8 million in debt extinguishment charges.

(4)
Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives. Also, reflects a reduction in revenue related to the impact of accelerating tenant improvement reimbursement revenue recognized for the NOVA build-to-suit.

(5)	Most non-real estate depreciation is classified in general and administrative expense.

(6)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	September 30, 2016		June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Tenant improvements	$1,809	(1)	$6,391	$9,809	$5,843	$4,930
Leasing commissions	1,043		837	17	264	234
Capital expenditures	2,549		2,353	3,045	2,670	1,021
Total first-generation costs	5,401		9,581	12,871	8,777	6,185
Development and redevelopment	559		3,906	5,130	7,156	5,159
Total	$5,960		$13,487	$18,001	$15,933	$11,344

(1)	Excludes a $8.9 million reimbursement we received related to tenant improvement work done at the NOVA build-to-suit.

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,315
Operating Partnership ("OP") units held by third parties	2,577
Total common shares and OP units outstanding	60,892

Market price per share at September 30, 2016	$9.15

Market Value of Common Equity	$557,162	42.8%
Debt(1)
Fixed-rate debt	$245,719	18.9%
Hedged variable-rate debt(2)	240,000	18.4%
Unhedged variable-rate debt	259,799	19.9%

Total debt	$745,518	57.2%

Total Market Capitalization at September 30, 2016	$1,302,680	100.0%

Selected Ratios
	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Coverage Ratios
Interest Coverage Ratio
Adjusted EBITDA, less personnel separation costs(3)	$22,584	$22,489	$22,924	$25,915	$23,960
Interest expense	6,414	6,568	6,816	6,576	6,589
	3.52x	3.42x	3.36x	3.94x	3.64x
Fixed Charge Coverage Ratio
Adjusted EBITDA, less personnel separation costs(3)	$22,584	$22,489	$22,924	$25,915	$23,960
Fixed charges(4)	7,353	8,279	10,025	10,628	10,867
	3.07x	2.72x	2.29x	2.44x	2.20x
Overhead Ratio
General and administrative expense, less personnel separation costs(3)	$4,112	$4,305	$4,578	$4,283	$4,605
Total revenues	40,172	38,493	42,697	43,104	42,854
	10.2%	11.2%	10.7%	9.9%	10.7%
Leverage Ratios
Debt and Preferred Shares/Total Market Capitalization
Total debt and preferred shares(1)(5)	$745,518	$797,492	$824,291	$892,216	$928,217
Total market capitalization	1,302,680	1,355,941	1,375,803	1,581,978	1,596,219
	57.2%	58.8%	59.9%	56.4%	58.2%
Debt and Preferred Shares/Undepreciated Book Value
Total debt and preferred shares(1)(5)(6)	$745,518	$775,492	$824,291	$892,216	$928,217
Undepreciated book value(6)	1,321,517	1,316,947	1,361,312	1,340,050	1,515,255
	56.4%	58.9%	60.6%	66.6%	61.3%

(1)
In the first quarter of 2016, we adopted ASU 2015-03, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the respective debt liability and is applied on a retrospective basis. Our total debt balances exclude unamortized deferred financing costs for all periods presented.

(2)
As of September 30, 2016, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements. Two swaps that together fixed LIBOR at weighted average interest rate of 1.8% on $60.0 million of our variable rate debt matured on July 18, 2016.

(3)
For the purpose of calculating the selected ratios above, Adjusted EBITDA and General and administrative expense for the three months ended December 31, 2015 exclude $6.1 million of personnel separation costs that were incurred in connection with our former CEO and former CIO's separation from the Company in November 2015.

(4)
Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares. Fixed charges exclude the final lump sum principal loan payments made upon the extinguishment of outstanding debt.

(5)	In July 2016, we redeemed the remaining 0.6 million shares of our 7.750% Series A Preferred Shares.

(6)	For the three months ended June 30, 2016, we excluded the assets and debt related to Storey Park, which was classified as held-for-sale at June 30, 2016 and was sold on July 25, 2016.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at September 30, 2016	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Hillside I and II(1)	4.62%	12,230	945		12/6/2016	12,160
Redland II and III	4.64%	63,552	4,014		11/1/2017	62,064
840 First Street, NE	6.01%	35,377	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,397	320		11/1/2020	2,618
1211 Connecticut Avenue, NW	4.47%	28,657	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	35,726	2,392		6/1/2023	30,414
11 Dupont Circle(2)	4.22%	66,780	2,705		9/1/2030	60,449
Total Fixed-Rate Debt	4.74%(3)	$245,719	$14,921			$224,373
Unamortized fair value adjustments		(31)
Total Principal Balance		$245,688

Variable-Rate Debt(4)

440 First Street, NW Construction Loan(5)	LIBOR + 2.50%	32,216	976		5/30/2017	32,216
Northern Virginia Construction Loan(6)	LIBOR + 1.85%	34,583	823		9/1/2019	34,583
Unsecured Revolving Credit Facility(7)	LIBOR + 1.50%	133,000	2,700		12/4/2019	133,000
Unsecured Term Loan(7)
Tranche A	LIBOR + 1.45%	100,000	1,980		12/4/2020	100,000
Tranche B	LIBOR + 1.45%	100,000	1,980		6/4/2021	100,000
Tranche C	LIBOR + 1.80%	100,000	2,330		12/4/2022	100,000
Total Unsecured Term Loan	2.14%(3)	$300,000	$6,290			$300,000

Total Variable-Rate Debt	2.82%(3)(8)	$499,799	$10,789			$499,799

Total Debt at September 30, 2016(9)	3.45%(3)(8)	$745,518	$25,710	(10)		$724,172

(1)
The balance included the fair value impacts recorded at acquisition upon assumption of the mortgage encumbering this property. We prepaid the Hillside I and II loan, without penalty, on October 6, 2016.

(2)	The loan is interest only until September 1, 2025.

(3)	Represents the weighted average interest rate.

(4)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at September 30, 2016, which was 0.53%.

(5)
In May 2016, we extended the loan's maturity date one year to May 30, 2017. We can repay all or a portion of the 440 First Street, NW Construction Loan, without penalty, at any time during the term of the loan.

(6)
The loan has a borrowing capacity of up to $43.7 million and is collateralized by the NOVA build-to-suit property, which was place in-service in August 2016. We can repay all or a portion of the Northern Virginia Construction Loan, without penalty, at any time during the term of the loan.

(7)
Based on our leverage ratio at June 30, 2016, the applicable interest rate spreads on the unsecured revolving credit facility and tranches A and B of the unsecured term loan increased by 15 basis points, and the applicable interest rate spread on tranche C of the unsecured term loan increased by 20 basis points as of August 14, 2016, respectively. Based on our leverage ratio at September 30, 2016, the applicable interest rate spreads associated with the unsecured revolving credit facility and unsecured term loan remained unchanged.

(8)
The effective interest rate reflects the impact of our interest rate swap agreements. As of September 30, 2016, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements. Two swaps that together fixed LIBOR at weighted average interest rate of 1.8% on $60.0 million of our variable rate debt matured on July 18, 2016.

(9)
In the first quarter of 2016, we adopted ASU 2015-03, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the respective debt liability and is applied on a retrospective basis. Our total debt balance at September 30, 2016 excludes $6.7 million of unamortized deferred financing costs.

(10)	During the third quarter of 2016, we paid approximately $0.9 million in principal payments on our consolidated mortgage debt.

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI(2)	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2016	Secured Property Debt(3)	$882	$12,160	$12,160	7.3%
2017	Construction Loan	3,103	32,216	32,216	9.6%
2017	Secured Property Debt	9,287	62,064	62,064	15.0%
2019	Construction Loan	3,673	34,583	34,583	10.6%
2019	Unsecured Revolving Credit Facility	71,428	133,000	433,000	16.5%
2020	Unsecured Term Loan	71,428	100,000	433,000	16.5%
2020	Secured Property Debt	8,984	34,618	34,618	26.0%
2021	Unsecured Term Loan	71,428	100,000	433,000	16.5%
2022	Secured Property Debt	3,763	24,668	24,668	15.3%
2022	Unsecured Term Loan	71,428	100,000	433,000	16.5%
2023	Secured Property Debt	1,421	30,414	30,414	4.7%
2030	Secured Property Debt	5,194	60,449	60,449	8.6%

(1)
As of September 30, 2016, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements. Two swaps that together fixed LIBOR at weighted average interest rate of 1.8% on $60.0 million of our variable rate debt matured on July 18, 2016.

(2)	NOI is calculated in accordance with the covenants governing our unsecured credit facility and term loans.

(3)	We prepaid the Hillside I & II loan, without penalty, on October 6, 2016.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loans

Covenants	Quarter Ended September 30, 2016	Covenant
Consolidated Total Leverage Ratio(1)	47.7%	≤ 60%
Tangible Net Worth(1)	$874,042	≥ $601,202
Fixed Charge Coverage Ratio(1)	2.63x	≥ 1.50x
Maximum Dividend Payout Ratio	53.4%	≤ 95%

Restricted Indebtedness:
Maximum Secured Debt	21.6%	≤ 40%
Unencumbered Pool Leverage (1)	44.1%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.99x	≥ 1.75x

(1)
These are the only covenants that apply to our 440 First Street Construction Loan and Northern Virginia Construction Loan, which are calculated in accordance with the amended, restated and consolidated unsecured revolving credit facility and unsecured term loan facility.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures	FPO Ownership	FPO Investment at September 30, 2016	Property Type	Location	Square Feet	Leased at September 30, 2016	Occupied at September 30, 2016
Rivers Park I and II	25%	$2,378	Business Park	Columbia, MD	307,984	86.7%	68.0%
Aviation Business Park	50%	5,890	Office	Glen Burnie, MD	120,284	79.3%	69.8%
1750 H Street, NW	50%	14,661	Office	Washington, DC	113,131	94.6%	91.1%
Prosperity Metro Plaza	51%	26,180	Office	Fairfax, VA	326,197	100.0%	98.6%
Total / Weighted Average		$49,109			867,596	91.7%	82.8%

Outstanding Debt	FPO Ownership	Effective Interest Rate	Principal Balance at September 30, 2016(1)	Annualized Debt Service	Maturity Date	Balance at Maturity(1)	FPO Share of Principal Balance(2)
Rivers Park I and II	25%	LIBOR + 1.90%(3)	$28,000	$680	9/26/2017	$28,000	$7,000
1750 H Street, NW	50%	3.92%	32,000	1,254	8/1/2024	32,000	16,000
Prosperity Metro Plaza	51%	3.91%	50,000	1,955	12/1/2029(4)	45,246	23,075
Total / Weighted Average		3.54%	$110,000	$3,889		$105,246	$46,075

		Three Months Ended September 30, 2016
Results of Operations - Unconsolidated Joint Ventures (5)		Rivers Park I and II	Aviation Business Park	1750 H St, NW	Prosperity Metro Plaza	Total

Equity in earnings from affiliates		$57	$43	$62	$502	$664
Other expense, net(6)		158	98	383	716	1,355
Net operating income		215	141	445	1,218	2,019
Straight-line and deferred market rents(7)		(5)	(4)	15	66	72
Management fee adjustment(8)		—	1	(13)	(93)	(105)
Adjusted NOI		$210	$138	$447	$1,191	$1,986

(1)	Reflects the entire balance of the debt secured by the properties, not our portion of the debt.

(2)
Reflects our proportionate share of the principal debt balances based on our ownership percentage of the respective joint venture, of which $2.8 million, related to the Rivers Park I and II debt, is recourse to us.

(3)	For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at September 30, 2016, which was 0.53%.

(4)	The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.

(5)	Reflects our proportionate share of operating results for the three months ended September 30, 2016 based on our ownership percentage of the respective joint ventures.

(6)	Includes depreciation and interest expense, net of other income.

(7)	Includes straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents.

(8)	A standard management fee is used in lieu of the actual management fee earned.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Three Months Ended September 30, 2016
Income Statement Items

Adjusted NOI - Consolidated Portfolio
Total revenues	$40,172
Property operating expenses	(9,500)
Real estate taxes and insurance expenses	(4,755)
Net Operating Income(1)	25,917
Straight-line and deferred market rents(2)	613
Management fee adjustment(3)	(18)
Disposed or held-for-sale properties(4)	60
Adjusted NOI - Consolidated Portfolio	$26,572

Occupancy at September 30, 2016	92.8%

Balance Sheet Items

Rental Property, net
Gross rental property	$1,321,517
Accumulated depreciation	(241,547)
Total Rental Property, net	$1,079,970
Development & Redevelopment Assets
Original cost basis of land held for future development	$16,212
Construction costs to date for current development	904
Total Development & Redevelopment Assets	$17,116
Other Assets
Unconsolidated investment in affiliates	$49,109

Net Liabilities
Mortgage and senior debt, cash principal balances	$(745,487)
Accrued interest	(1,512)
Rents received in advance	(7,907)
Tenant security deposits	(5,183)
Accounts payable and other liabilities	(44,373)
Cash, cash equivalents, escrows and reserves	15,698
Accounts and other receivables, net of allowance for doubtful accounts	6,750
Prepaid expenses and other assets	6,755
Total Net Liabilities	$(775,259)

Weighted Average Diluted Shares and OP Units Outstanding for the quarter ended September 30, 2016	60,402

Unconsolidated Joint Ventures(5)
Adjusted NOI(6)	$1,986
Principal balance of outstanding debt at September 30, 2016	$46,075

(1)	For a reconciliation of net operating income to net income (loss), see Quarterly Financial Results.

(2)
Includes straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents. Also, reflects a reduction in revenue related to the impact of accelerating tenant improvement reimbursement revenue recognized for the NOVA build-to-suit.

(3)	A standard management fee is used in lieu of an administrative overhead allocation.

(4)
Reflects the operating results for Storey Park, which were primarily comprised of real estate tax expense. The property was classified as held-for-sale at June 30, 2016 and was sold on July 25, 2016. The property did not meet the requirements to be classified as discontinued operations and, therefore, its operating results remained in continuing operations.

(5)	Represents our proportional share of Adjusted NOI and debt of our unconsolidated joint ventures.

(6)	See Investment in Joint Ventures for a reconciliation of our proportional share of adjusted NOI to equity in earnings of affiliates.

Portfolio Summary (unaudited)

Consolidated Portfolio
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Region
Washington DC	6	917,453	92.2%	90.7%	$28,235,441	25.2%
Maryland	34	1,885,786	92.9%	92.7%	31,990,183	28.6%
Northern VA	15	1,885,850	94.1%	91.3%	29,660,497	26.5%
Southern VA	19	2,023,858	96.0%	95.2%	21,993,877	19.7%
Total / Weighted Average	74	6,712,947	94.1%	92.8%	$111,879,997	100.0%
By Strategic Category(4)
Strategic Hold	34	3,697,056	96.3%	95.0%	$64,447,881	57.6%
Reposition	4	533,357	91.6%	89.1%	15,485,747	13.8%
Non-Core	36	2,482,534	91.3%	90.3%	31,946,369	28.6%
Total / Weighted Average	74	6,712,947	94.1%	92.8%	$111,879,997	100.0%

Value Creation Pipeline(5)
(dollars in millions)	Region	Square Feet	% Leased	% Occupied	Total Project Cost(6)	Cost To Date(7)	Return on Investment(8)
Placed in Service
440 First Street, NW	Washington DC	138,603	81.5%	81.5%	$76.0	$72.7	7%
NOVA build-to-suit(9)	Northern VA	167,440	100.0%	100.0%	$54.0 - $58.0	$54.9	7%

Unconsolidated Joint Ventures(10)
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Total / Weighted Average	12	867,596	91.7%	82.8%	$18,177,702

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(5)	We own land that can accommodate up to 638,085 square feet of additional development.

(6)
Reflects the total projected costs, net of tenant reimbursements, required to achieve stabilization, which includes, but is not limited to, the original cost basis of the property (or applicable portion thereof), projected base building costs, projected leasing commissions, projected tenant improvements, and projected capitalized expenses.

(7)
Reflects the Total Project Costs incurred through September 30, 2016, which excludes an estimate of costs incurred by us that will be reimbursed by the tenant under the terms of the lease for the NOVA build-to-suit.

(8)	Reflects the projected adjusted NOI after the rent abatement period ends, divided by Total Project Costs.

(9)
Per the terms of the amended lease for the building under construction in Northern Virginia, tenant has the option to exchange up to the full 25 months of rent abatement previously provided in the terms of the original lease for additional tenant improvements and building security amortized capital ("BSAC") of up to an aggregate amount of $10.3 million. For every $1.00 of tenant improvements and BSAC costs the tenant's rent abatement is reduced by $1.12, totaling up to $11.5 million of rent abatement reduction if the full $10.3 million of tenant improvements and BSAC costs are used. The actual Return on Investment will vary based on outcome of additional tenant improvements and BSAC costs actually used by the tenant.

(10)	Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)
				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	3,175,026	47.3%	30	2,954,298	93.0%	$72,129,361	65.3%	3,003,866	94.6%	$73,276,297	65.5%
Business Park / Industrial	3,537,921	52.7%	44	3,273,673	92.5%	38,263,977	34.7%	3,311,881	93.6%	38,603,700	34.5%
Total / Weighted Average	6,712,947	100.0%	74	6,227,971	92.8%	$110,393,338	100.0%	6,315,747	94.1%	$111,879,997	100.0%

By Strategic Category(4)
Strategic Hold	3,697,056	55.1%	34	3,512,157	95.0%	$63,645,186	57.6%	3,560,782	96.3%	$64,447,881	57.6%
Reposition	533,357	7.9%	4	474,993	89.1%	14,994,237	13.6%	488,606	91.6%	15,485,747	13.8%
Non-Core	2,482,534	37.0%	36	2,240,821	90.3%	31,753,915	28.8%	2,266,359	91.3%	31,946,369	28.6%
Total / Weighted Average	6,712,947	100.0%	74	6,227,971	92.8%	$110,393,338	100.0%	6,315,747	94.1%	$111,879,997	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
					Total
Office	25.2%	20.3%	18.2%	1.7%	65.5%
Business Park / Industrial	—	8.3%	8.3%	18.0%	34.5%
Total / Weighted Average	25.2%	28.6%	26.5%	19.7%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

Portfolio by Size(1) (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(2)
0-2,500	88	140,213	2.2%	$2,973,721	2.7%	$21.21
2,501-10,000	184	1,007,197	15.9%	17,562,959	15.7%	17.44
10,001-20,000	72	994,831	15.8%	19,000,118	17.0%	19.10
20,001-40,000	44	1,191,880	18.9%	18,072,208	16.2%	15.16
40,001-100,000	16	1,003,483	15.9%	13,531,241	12.1%	13.48
100,001 +	14	1,978,143	31.3%	40,739,750	36.4%	20.59

Total / Weighted Average	418	6,315,747	100.0%	$111,879,997	100.0%	$17.71

$ 14 M
$ 12 M
$ 10 M
$ 8 M
$ 6 M
$ 4 M
$ 2 M
$ M
Annualized Cash Basis Rent
2016
2017
2018
2019
2020
2021
2022
2023
2024
Thereafter
< 20,000 SF
20,001 - 100,000 SF
> 100,001 SF
Other (3)

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)
Reflects contractual expiration of the following: CACI International at One Fair Oaks on 12/31/2016 (presented as a 2017 expiration), Department of Health and Human Services at Redland Corporate Center on 3/22/2017, and Bureau of Prisons at 500 First Street, NW on 7/31/2017.

Top Twenty-Five Tenants(1) (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	15	780,422	$17,529,640	15.7%	5.4
2	BlueCross BlueShield	1	204,314	6,444,064	5.8%	6.9
3	CACI International	1	214,214	5,707,301	5.1%	0.3
4	BAE Systems Technology Solutions & Services	2	165,004	4,208,538	3.8%	3.9
5	ICF Consulting Group Inc.	1	127,946	3,638,784	3.3%	7.8
6	Sentara Healthcare	5	283,760	2,706,800	2.4%	4.0
7	Stock Building Supply, Inc.	1	171,996	2,106,951	1.9%	5.9
8	Montgomery County, Maryland	3	77,522	1,933,025	1.7%	6.1
9	Vocus, Inc.	1	93,000	1,761,944	1.6%	6.5
10	State of Maryland - AOC	1	101,113	1,707,289	1.5%	3.3
11	First Data Corporation	1	117,336	1,371,658	1.2%	3.2
12	Siemens Corporation	3	100,745	1,354,891	1.2%	4.0
13	Affiliated Computer Services, Inc.	1	107,422	1,278,322	1.1%	5.3
14	Odin, Feldman & Pittleman	1	53,918	1,261,142	1.1%	11.1
15	CVS Pharmacy	1	11,692	1,052,280	0.9%	11.6
16	DRS Defense Solutions, LLC	2	51,997	995,763	0.9%	1.8
17	General Dynamics	1	147,248	943,685	0.8%	3.3
18	Telogy Networks, Inc.	1	52,145	839,534	0.8%	1.7
19	National Women's Law Center	1	24,760	806,635	0.7%	6.4
20	Zenith Education Group, Inc.	1	39,250	794,420	0.7%	2.8
21	Internet Society	1	30,037	759,696	0.7%	2.5
22	ValueOptions, Inc.	1	37,850	703,253	0.6%	2.3
23	Stewart Lender Services	1	57,476	701,207	0.6%	6.1
24	Washington Sports Club	1	21,047	697,913	0.6%	8.2
25	Notable Solutions	1	24,477	677,279	0.6%	3.8
	Subtotal Top 25 Tenants	49	3,096,691	$61,982,013	55.4%	5.0
	All Remaining Tenants	369	3,219,056	49,897,984	44.6%	4.6
	Total / Weighted Average	418	6,315,747	$111,879,997	100.0%	4.8

Administrative & Support
2%
Real Estate &
Construction
3%
Education
2%
Transportation &
Warehousing
1%
Wholesale Trade
3%
Finance & Insurance
10%
Information
5%
Health Services
6%
Retail & Entertainment
7%
Manufacturing
4%
Professional Services
30%
Government
19%
Other
8%

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Annual Lease Expirations(1) (unaudited)

	Total Portfolio						Property Type
							Office		Business Park / Industrial
Year of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(3)		Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)
2016	6	78,308	1.2%	1,090,405		13.92	12,858	22.68	65,450	12.20
2017	62	994,831	15.8%	21,651,251	(4)	21.76	658,545	26.99	336,286	11.53
2018	61	637,249	10.1%	9,369,544		14.70	229,689	19.28	407,560	12.12
2019	60	725,573	11.5%	10,387,768		14.32	182,798	19.84	542,775	12.46
2020	57	966,013	15.3%	15,367,347		15.91	442,854	21.88	523,159	10.85
2021	48	508,127	8.0%	7,460,998		14.68	133,186	21.88	374,941	12.13
2022	42	630,549	10.0%	8,391,587		13.31	149,667	23.50	480,882	10.14
2023	16	479,800	7.6%	11,309,238		23.57	277,915	30.12	201,885	14.56
2024	21	519,230	8.2%	9,502,264		18.30	258,911	25.49	260,319	11.15
2025	15	250,193	4.0%	4,524,697		18.08	221,705	18.93	28,488	11.49
Thereafter	30	525,874	8.3%	12,824,899		24.39	435,738	27.23	90,136	10.63
Total / Weighted Average	418	6,315,747	100.0%	$111,879,997		$17.71	3,003,866	$24.39	3,311,881	$11.66

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)
Includes contractual expiration of the following: CACI International at One Fair Oaks on 12/31/2016 (presented as a first quarter 2017 expiration), Department of Health and Human Services at Redland Corporate Center on 3/22/2017, and Bureau of Prisons at 500 First Street, NW on 7/31/2017.

Quarterly Lease Expirations(1) (unaudited)

Quarter of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Total Leased Square Feet	Annualized Cash Basis Rent(3)		Average Base Rent per Square Foot (3)

2016 - Q4	6	78,308	1.2%	$1,090,405		$13.92
2017 - Q1	18	522,674	8.3%	11,029,056	(4)	21.10
2017 - Q2	11	54,250	0.9%	959,034		17.68
2017 - Q3	17	290,497	4.6%	7,778,929	(5)	26.78

Total / Weighted Average	52	945,729	15.0%	$20,857,425		$22.05

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)
Includes the contractual expiration of CACI International at One Fair Oaks on 12/31/2016 (presented as a first quarter 2017 expiration), and the contractual expiration of the Department of Health and Human Services at Redland Corporate Center on 3/22/2017.

(5)	Includes the contractual expiration of the Bureau of Prisons at 500 First Street, NW on 7/31/2017.

Leasing Analysis (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended September 30, 2016
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	73,691	14	$11.22	$12.03	6.5	$19.28	$2.95
First Generation New Leases	—	—	—	—	—	—	—
Second Generation New Leases	73,691	14	11.22	12.03	6.5	19.28	2.95
Renewal Leases	205,523	14	9.76	9.98	2.4	2.85	1.17
Total / Weighted Average	279,214	28	$10.14	$10.52	3.5	$7.19	$2.04

	Nine Months Ended September 30, 2016
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	245,191	30	$16.74	$17.35	7.4	$33.42	$4.54
First Generation New Leases	90,709	5	22.32	22.50	9.0	55.07	6.12
Second Generation New Leases	154,482	25	13.47	14.32	6.4	20.71	3.24
Renewal Leases	493,358	37	12.11	12.57	3.6	9.28	2.57
Total / Weighted Average	738,549	67	$13.65	$14.16	4.9	$17.29	$3.56

Lease Comparison(1)
Comparable Leases Only (4)
	Three Months Ended September 30, 2016
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	28,510	5	$10.36	$12.56	-17.5%	$10.74	$12.35	-13.1%	5.6
Renewal Leases	205,523	14	9.56	10.14	-5.7%	9.86	9.43	4.6%	2.4
Total / Weighted Average	234,033	19	$9.66	$10.44	-7.4%	$9.97	$9.79	1.9%	2.8

	Nine Months Ended September 30, 2016
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	68,794	8	$11.85	$13.87	-14.5%	$12.78	$13.42	-4.8%	6.6
Renewal Leases	493,358	37	12.03	12.53	-4.0%	12.52	11.76	6.5%	3.6
Total / Weighted Average	562,152	45	$12.01	$12.70	-5.4%	$12.55	$11.97	4.9%	4.0

(1)
Excludes any leases that have an extension, or initial term, of less than one year, as well as leasing activity for any time periods in which a property was under contract to be sold. Also excluded is the one-year extension of the Bureau of Prisons at 500 First Street, NW to 7/31/2017, which took place during the second quarter of 2016.

(2)
Rent amounts are reflected on triple-net equivalent basis, without taking into account rent abatements for the Cash Basis calculation, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(4)	Comparable lease comparisons do not include comparable data for first generation spaces or suites that have been vacant for over twelve months.

Retention Summary (unaudited)

	Three Months Ended September 30, 2016 (1)			Nine Months Ended September 30, 2016 (1)
	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate
Total Portfolio	254,593	205,523	81%	610,451	493,358	81%
Washington DC	15,892	1,583	10%	39,621	5,154	13%
Maryland	44,303	30,137	68%	159,825	142,359	89%
Northern Virginia	137,010	123,420	90%	173,055	148,561	86%
Southern Virginia	57,388	50,383	88%	237,950	197,284	83%

(1)
Excludes any leases that have an extension, or initial term, of less than one year, as well as leasing activity for any time periods in which a property was under contract to be sold. Also excluded is the one-year extension of the Bureau of Prisons at 500 First Street, NW to 7/31/2017, which took place during the second quarter of 2016.

(2)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Washington DC
11 Dupont Circle, NW	1	CBD(4)	Reposition	151,144	$5,054,824	88.1%	88.1%	$37.98
440 First Street, NW	1	Capitol Hill	Strategic Hold	138,603	3,801,506	81.5%	81.5%	33.67
500 First Street, NW	1	Capitol Hill	Reposition	129,035	4,638,171	100.0%	100.0%	35.95
840 First Street, NE	1	NoMA(4)	Strategic Hold	248,536	7,729,929	100.0%	100.0%	31.10
1211 Connecticut Avenue, NW	1	CBD(4)	Strategic Hold	130,852	3,929,170	99.2%	99.2%	30.26
1401 K Street, NW	1	East End	Reposition	119,283	3,081,840	77.6%	66.2%	33.29
Total / Weighted Average	6			917,453	$28,235,441	92.2%	90.7%	$33.38

Maryland
Annapolis Business Center	2	Annapolis	Non-Core	101,113	$1,707,289	100.0%	100.0%	$16.88
Cloverleaf Center	4	Germantown	Non-Core	173,916	2,617,784	89.8%	89.8%	16.76
Hillside I and II	2	Columbia	Strategic Hold	86,966	935,860	82.6%	82.6%	13.02
Metro Park North	4	Rockville	Non-Core	191,211	2,935,966	87.3%	87.3%	17.59
Redland II & III(5)	2	Rockville	Strategic Hold	349,267	9,737,236	100.0%	100.0%	27.88
Redland I (540 Gaither)(5)	1	Rockville	Reposition	133,895	2,710,912	100.0%	100.0%	20.25
TenThreeTwenty	1	Columbia	Strategic Hold	138,854	2,107,883	94.1%	94.1%	16.12
Total / Weighted Average	16			1,175,222	$22,752,931	94.4%	94.4%	$20.50

Northern Virginia
Atlantic Corporate Park	2	Sterling	Strategic Hold	218,250	$3,964,363	96.2%	83.5%	$18.89
NOVA build-to-suit	1	Not Disclosed	Strategic Hold	167,440	4,050,490	100.0%	100.0%	24.19
One Fair Oaks	1	Fairfax	Non-Core	214,214	5,707,301	100.0%	100.0%	26.64
Three Flint Hill	1	Oakton	Strategic Hold	180,699	3,771,418	99.6%	99.6%	20.97
Wiehle Avenue	1	Reston	Strategic Hold	129,982	2,905,682	95.5%	95.5%	23.41
Total / Weighted Average	6			910,585	$20,399,254	98.3%	95.3%	$22.78

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,766	$1,888,672	88.7%	83.9%	$12.40

Total / Weighted Average	30			3,175,026	$73,276,298	94.6%	93.0%	$24.39

Strategic Category(2)
Strategic Hold	15			1,961,215	$44,822,211	95.7%	93.9%	$23.88
Reposition	4			533,357	15,485,747	91.6%	89.1%	31.69
Non-Core	11			680,454	12,968,340	93.8%	93.8%	20.31
Total / Weighted Average	30			3,175,026	$73,276,298	94.6%	93.0%	$24.39

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC		113,131	$4,069,780	94.6%	91.1%	$38.04
Aviation Business Park	3	Glen Burnie - MD		120,284	1,434,759	79.3%	69.8%	15.04
Prosperity Metro Plaza	2	Merrifield - NOVA		326,197	8,812,334	100.0%	98.6%	27.02
Total / Weighted Average	6			559,612	$14,316,873	94.5%	90.9%	$27.08

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

(5)
Redland II & III (520 and 530 Gaither Road) was acquired November 2010. Redland I (540 Gaither Road) was acquired in October 2013, and is currently fully occupied by Health and the Department of Health and Human Services whose lease will expire on 3/22/2017. The three buildings are collectively referred to as Redland.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Maryland
Ammendale Business Park(4)	7	Beltsville	Non-Core	312,846	$3,905,870	87.2%	87.2%	$14.31
Gateway 270 West	6	Clarksburg	Non-Core	252,295	3,091,358	89.2%	89.2%	13.74
Snowden Center	5	Columbia	Strategic Hold	145,423	2,240,024	99.1%	96.5%	15.55
Total / Weighted Average	18			710,564	$9,237,252	90.3%	89.8%	$14.39

Northern Virginia
Plaza 500(5)	2	Alexandria	Non-Core	502,830	5,061,239	90.5%	90.5%	11.12
Sterling Park Business Center(6)	7	Sterling	Non-Core	472,435	4,200,004	89.7%	84.2%	9.92
Total / Weighted Average	9			975,265	$9,261,243	90.1%	87.5%	$10.54

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$844,152	100.0%	100.0%	$8.73
Crossways Commerce Center(7)	9	Chesapeake	Strategic Hold	1,082,461	12,003,792	97.6%	97.6%	11.36
Greenbrier Business Park(8)	4	Chesapeake	Strategic Hold	411,237	4,537,703	94.0%	91.8%	11.74
Norfolk Commerce Park(9)	3	Norfolk	Non-Core	261,674	2,719,557	96.1%	96.1%	10.81
Total / Weighted Average	17			1,852,092	$20,105,204	96.7%	96.2%	$11.22

Total / Weighted Average	44			3,537,921	$38,603,700	93.6%	92.5%	$11.66

Strategic Category(2)
Strategic Hold	19			1,735,841	$19,625,671	97.0%	96.3%	$11.65
Reposition	0			—	—	NA	NA	NA
Non-Core	25			1,802,080	18,978,030	90.3%	88.9%	11.66
Total / Weighted Average	44			3,537,921	$38,603,700	93.6%	92.5%	$11.66

Unconsolidated Joint Ventures
Rivers Park I and II	6	Columbia - MD		307,984	$3,860,830	86.7%	68.0%	$14.46

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(5)	Plaza 500 is classified as an Industrial property.

(6)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(7)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(8)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(9)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize FFO, Core FFO, net operating income ("NOI"), Same Property NOI, earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures. We believe NOI, Same Property NOI, EBITDA, Adjusted EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO and Core FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjust for the effects of GAAP depreciation/amortization, gains/losses on sale and impairments of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA and Adjusted EBITDA provide performance metrics that adjust for the effects of non-property operating expenses, such as depreciation/amortization and interest expense. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

NOI
We believe net operating income (“NOI”) is a useful measure of our property operating performance. We define NOI as property revenues (rental, and tenant reimbursements and other revenues) less property operating expenses (property operating, and real estate taxes and insurance expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. Our NOI calculations are reconciled to net (loss) income in this release.

On our Net Asset Value Analysis page, we provide an Adjusted NOI figure, which is our total revenues calculated in accordance with GAAP, less property operating expenses, real estate taxes and insurance expenses, straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents. We also, adjust for properties that were sold or classified as held-for-sale at the end of the current period, and did not have their operating results classified as held-for-sale for the period presented. Also, Adjusted NOI reflects a reduction in revenue related to the impact of accelerating tenant improvement reimbursement revenue recognized for the NOVA build-to-suit. The presentation on our Net Asset Value Analysis page reconciles our total revenues, which can be derived from our consolidated statement of operations for the current quarter, to Adjusted NOI. However, Adjusted NOI is not indicative of future results and should not be used in place of net income calculated in accordance with GAAP. Further, we provide an Adjusted NOI figure that reflects our proportionate share of Adjusted NOI from our unconsolidated joint ventures. For a reconciliation of Adjusted NOI from our unconsolidated joint ventures to equity in earnings from affiliates, see Investment in Joint Ventures.

SAME PROPERTY NOI
Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net (loss) income is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

EBITDA
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and gains or losses on retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.

Adjusted EBITDA
We believe Adjusted EBITDA is a useful measure of our operating performance. The calculation of EBITDA includes certain items, such as loss on debt extinguishment, impairment to rental property and gain on the sale of property, that impact the comparability of period-over-period results. Our presentation of Adjusted EBITDA should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance. Our Adjusted EBITDA calculations are reconciled to net income (loss) in this release.

FFO
FFO, which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders and unitholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

Management Statements on Non-GAAP Supplemental Measures

We consider FFO and FFO available to common shareholders and unitholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share.

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

CORE FFO
We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to net (loss) income attributable to common shareholders in this release.

AFFO
We believe AFFO is a useful measure for comparing our operating performance to other REITs. We compute AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any non-First Generation tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. Also, AFFO reflects a reduction in revenue related to the impact of accelerating tenant improvement reimbursement revenue recognized for the NOVA build-to-suit.

First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. We also exclude development and redevelopment related expenditures. Other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.